Exhibit 10.1

June 28, 2013

Buxbaum Group

28632 Roadside Drive

Suite Two Hundred

Agoura Hills, CA 91301

Attention: Paul Buxbaum, President

Re: Buxbaum Group Engagement

Dear Paul:

Reference is hereby made to that certain letter agreement regarding the engagement of the Buxbaum Group to provide advisory services to Hampshire Group, Limited (the “Company”), dated January 28, 2013 (the “Engagement Agreement”) and those certain letter agreements dated May 15, 2013 and May 31, 2013 which served to extend the term of the Engagement Agreement through June 30, 2013. The parties to the Engagement Agreement hereby agree to extend the term of the Engagement Agreement until July 16, 2013, provided that the compensation due to Buxbaum Group under the Engagement Agreement shall be reduced by the amounts paid to David Price in his new role as an employee of the Company. Except for the extension of the term and the reduction in compensation as provided herein, all of the terms and conditions of the Engagement Agreement shall otherwise remain in full force and effect.

If the terms of this agreement are acceptable, please sign below where indicated and return an electronic copy of the countersigned agreement to my attention at byogel@mrccapital.com.

Very truly yours,

Hampshire Group, Limited

By: /s/ Benjamin C. Yogel

Name: Benjamin C. Yogel

Title: Lead Director

AGREED AND ACCEPTED:

Buxbaum Holdings, Inc. dba

Buxbaum Group

By: /s/ Paul Buxbaum

Name: Paul Buxbaum

Title: President

Date: July 1, 2013